Exhibit 4.1

CBS CORPORATION,

Issuer

and

CBS OPERATIONS INC.,

Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Indenture

Dated as of

November 16, 2017

Providing for the Issuance

of

Senior Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of November 16, 2017:

Trust Indenture Act Section		Indenture Section
ss. 310	(a)(1)	607(a)
	(a)(2)	607(a)
	(b)	607(b), 609
ss. 312	(c)	701
ss. 314	(a)	704
	(a)(4)	1008(a)
	(c)(1)	102
	(c)(2)	102
	(e)	102
ss. 315	(b)	601
ss. 316 (“Outstanding”)	(a) (last sentence)	101
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
ss. 317	(a)(1)	503
	(a)(2)	504
ss. 318	(a)	111
	(c)	111

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

SECTION 704.	Reports by Company and Guarantor	61
SECTION 705.	Calculation of Original Issue Discount	62

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company and Guarantor May Consolidate, etc.	62
SECTION 802.	Successor Person Substituted	62

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	63
SECTION 902.	Supplemental Indentures with Consent of Holders	64
SECTION 903.	Execution of Supplemental Indentures	65
SECTION 904.	Effect of Supplemental Indentures	66
SECTION 905.	Conformity with Trust Indenture Act	66
SECTION 906.	Reference in Securities to Supplemental Indentures	66

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium, if Any, and Interest	66
SECTION 1002.	Maintenance of Office or Agency	66
SECTION 1003.	Money for Security Payments to Be Held in Trust	67
SECTION 1004.	Corporate Existence	68
SECTION 1005.	Maintenance of Principal Properties	68
SECTION 1006.	Payment of Taxes and Other Claims	68
SECTION 1007.	Additional Amounts	68
SECTION 1008.	Compliance Certificate	69
SECTION 1009.	Waiver of Certain Covenants	69
SECTION 1010.	Limitations on Liens	70
SECTION 1011.	Limitations on Sale and Leaseback Transactions	70

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	70
SECTION 1102.	Election to Redeem; Notice to Trustee	70
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	71
SECTION 1104.	Notice of Redemption	71
SECTION 1105.	Deposit of Redemption Price	72
SECTION 1106.	Securities Payable on Redemption Date	72
SECTION 1107.	Securities Redeemed in Part	73

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.	Applicability of Article	73
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	73
SECTION 1203.	Redemption of Securities for Sinking Fund	74

ARTICLE THIRTEEN

GUARANTEES

SECTION 1301.	Guarantees	74
SECTION 1302.	Execution and Delivery of Guarantees	75
SECTION 1303.	Limitation of Guarantor’s Liability	75

ARTICLE FOURTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1401.	Applicability of Article	76
SECTION 1402.	Repayment of Securities	76
SECTION 1403.	Exercise of Option	76
SECTION 1404.	When Securities Presented for Repayment Become Due and Payable	76
SECTION 1405.	Securities Repaid in Part	77

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1501.	Company’s Option to Effect Defeasance or Covenant Defeasance	77
SECTION 1502.	Defeasance and Discharge	77
SECTION 1503.	Covenant Defeasance	78
SECTION 1504.	Conditions to Defeasance or Covenant Defeasance	78
SECTION 1505.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	80
SECTION 1506.	Reinstatement	80

ARTICLE SIXTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1601.	Purposes for Which Meetings May Be Called	80
SECTION 1602.	Call, Notice and Place of Meetings	81
SECTION 1603.	Persons Entitled to Vote at Meetings	81
SECTION 1604.	Quorum; Action	81
SECTION 1605.	Determination of Voting Rights; Conduct and Adjournment of Meetings	82
SECTION 1606.	Counting Votes and Recording Action of Meetings	83

v

Exhibits

Exhibit A – Form of Initial Note

Exhibit B-1 – Form of Certification

Exhibit B-2 – Form of Certification

Exhibit C – Form of Certificate of Transfer

Exhibit D – Form of Certificate of Exchange

INDENTURE, dated as of November 16, 2017, among CBS CORPORATION, a Delaware corporation (the “Company” or the “Issuer”), having its principal office at 51 W. 52nd Street, New York, New York 10019, CBS OPERATIONS INC., a Delaware corporation (the “Guarantor”), having its principal office at 51 W. 52nd Street, New York, New York 10019, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”), having its corporate trust office at 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, facsimile: (732) 578-4635.

RECITALS OF THE COMPANY AND THE GUARANTOR

The Company deems it necessary to issue from time to time senior debt securities (the “Securities”) evidencing its unsecured and unsubordinated indebtedness, which may or may not be convertible into or exchangeable for any securities of any Person (including the Company) and which may or may not be guaranteed by the Guarantor, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as provided in this Indenture.

The Guarantor desires with respect to Securities of certain series issued under this Indenture to make the Guarantees provided for herein.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, or of a series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular and, pursuant to Section 301, any such item may, with respect to any particular series of Securities, be amended, or modified or specified as being inapplicable;

(2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(3) except as otherwise herein expressly provided, all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America from time to time; and

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally in Article Three, Article Five and Article Ten, are defined in those Articles.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1007.

“Additional Interest” means the additional interest then owing pursuant to a Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, co-Registrar, Paying Agent or Authenticating Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to any Principal Property, the lesser of: (a) the fair market value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of the applicable series then Outstanding) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Authenticating Agent” means any Person authorized pursuant to Section 612 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made on the same or on different days of the week, in the same or in different newspapers, in the same city meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” means the board of directors of the Company or the Guarantor, as the case may be, or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other particular location are authorized or obligated by law or executive order to close.

“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” has the meaning specified in Section 304(b).

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by one Officer of the Company and delivered to the Trustee.

“Conversion Date” has the meaning specified in Section 312(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro within the EMU and for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date of this Indenture is located at Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, Attention: Corporates Team Deal Manager – CBS Corporation, facsimile: (732) 578-4635, with a copy to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Trust and Agency Services, 100 Plaza One, Mailstop JCY03-0801, Jersey City, New Jersey 07311, Attention: Corporates Team Deal Manager – CBS Corporation, facsimile: (732) 578-4635.

“corporation” includes corporations, associations, companies and business trusts.

“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Default” means any event or condition which is, or after notice or passage of time or both would be, an Event of Default.

“Default Amount” has the meaning specified in Section 502.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 305(c), substantially in the form of Exhibit A hereto, in the case of the Initial Notes, or in the form specified by the applicable Board Resolution or supplemental indenture for any other series of Securities, in each case except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, as applicable, either the U.S. Depositary or the Common Depositary.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).

“Election Date” has the meaning specified in Section 312(h).

“EMU” means the economic and monetary union as contemplated in the Treaty on the European Union.

“Euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium as the operator of the Euroclear System, or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 304(b).

“Exchange Notes” means any Securities that are issued in exchange for a Restricted Security and which shall have terms substantially identical to such Restricted Security, other than with respect to the date of issuance (including amount of interest deemed to have accrued since the last Interest Payment Date), restrictions on transfer, and interest payable upon a registration default as provided in the Registration Rights Agreement related thereto.

“Exchange Offer Registration Statement” means any Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“Exchange Rate Agent,” with respect to Securities of or within any series, means, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank designated pursuant to Section 301 or Section 313.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation signed by the Treasurer, any Vice President or any Assistant Treasurer of the Company.

“Extension Notice” has the meaning specified in Section 308.

“Extension Period” has the meaning specified in Section 308.

“Foreign Currency” means any Currency, including, without limitation, the Euro issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Global Note Legend” means the legend set forth in Section 305(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, as the case may be, substantially in the form of Exhibit A hereto, in the case of the Initial Notes, or in the form specified by the applicable Board Resolution or supplemental indenture for any other series of Securities, issued in accordance with this Indenture.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of

America or such government which issued the Foreign Currency in which the Securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means any Guarantee of the Guarantor endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the Guarantees set forth in Section 1301.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor Obligations” shall have the meaning specified in Section 1301.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of the Guarantor by one Officer of the Guarantor, and delivered to the Trustee.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means, without duplication, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such Person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions) and (v) any obligation of any third party to the extent secured by a Lien on the assets of such Person; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person (i) to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to the Company, the term “Indebtedness” also includes any obligation of the Guarantor specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by the Company.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Securities authenticated and delivered under this Indenture as 2.900% Senior Notes due June 1, 2023 and 3.700% Senior Notes due June 1, 2028.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers listed in Schedule 1 to the Purchase Agreement dated November 13, 2017.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1007, includes such Additional Amounts.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion, or otherwise.

“non-U.S. Person” means a Person who is not a U.S. Person, including, but not limited to, the entities enumerated in Rule 902(k)(2) under the Exchange Act.

“Notes” means (i) the Initial Notes, (ii) the Exchange Notes and (iii) any other Security that may be authenticated and delivered under this Indenture.

“Notice of Default” shall have the meaning specified in Section 501.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company or the Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed by any Officer of the Company or the Guarantor, as the case may be, in his or her capacity as such Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, as the case may be, or who may be an employee of or other counsel for the Company or the Guarantor.

“Optional Reset Date” has the meaning specified in Section 307(b).

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Original Stated Maturity” has the meaning specified in Section 308.

“Outstanding,” when used with respect to Securities or any series of any Securities, means, as of the date of determination, all Securities or all Securities of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or the Guarantor) in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor, as the case may be, shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1502 and 1503, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fifteen; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 301, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means a Person who has an account with a Depositary.

“Paying Agent” means any Person (including the Company or the Guarantor acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of a Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified and as contemplated by Sections 301 and 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by the Company or any Restricted Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion, other than any such real property and related fixtures or improvements, which, as determined in good faith by the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 305(f)(i) to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means (i) with respect to the issuance of the Initial Notes, the Registration Rights Agreement, dated as of November 16, 2017, among the Company, the Guarantor, the Initial Purchasers, and certain permitted assigns specified therein, and (ii) with respect to each issuance of a Restricted Security after the Initial Notes, the registration rights agreement, if any, among the Company, the Guarantor and the initial purchasers under the related purchase agreement, in each case as the same may be amended or modified from time to time in accordance with the terms thereof.

“Registration Statement” means any Registration Statement as defined in a Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 305(f)(iii) to be placed on the Regulation S Temporary Global Note.

“Repayment Date,” when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” when used with respect to any Security to be repaid at the option of the Holder, means the price at which it is to be repaid by or pursuant to this Indenture.

“Reset Notice” has the meaning specified in Section 307(b).

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” means any Security, including the Initial Notes, that has been sold and issued in a transaction exempt from, or not subject to, the registration requirements of the Securities Act.

“Restricted Subsidiary” means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Person; provided, however, that “Sale and Leaseback Transaction” shall not include such arrangements that were existing on the date set forth in a prospectus supplement, or at the time any Person owning a Principal Property becomes a Restricted Subsidiary (whether by acquisition or otherwise, including through merger or consolidation).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any security or securities authenticated and delivered under this Indenture, including the Notes; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Shelf Registration Statement” means any Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 308.

“Subsequent Interest Period” has the meaning specified in Section 307(b).

“Subsidiary” of any Person means (i) a corporation a majority of the outstanding Voting Stock of which is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of the determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, in the case of the Initial Notes, or in the form specified by the applicable Board Resolution or supplemental indenture for any other series of Securities, in each case that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the Person designated as U.S. Depositary by the Company pursuant to Section 301, which must be a clearing agency registered under the Exchange Act, and if any time there is more than one such Person, “U.S. Depositary” as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of such series.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Valuation Date” has the meaning specified in Section 312(c).

“Vice President,” when used with respect to the Company, the Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

SECTION 102. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor, as the case may be, stating that the information as to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor or to all of them. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1606.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems reasonably sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) [Reserved]

(e) If the Company or the Guarantor shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor, as the case may be, may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or the Guarantor, as the case may be, shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, etc., to Trustee, Company or Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished, filed or mailed, first class postage prepaid, by electronic mail with a portable document format (.PDF) attached or by facsimile, in each case in writing and in the English language, to or with the Trustee at its Corporate Trust Office, or

(2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, by electronic mail with a portable document format (.PDF) attached or by facsimile to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Secretary, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

SECTION 106. Notices to Holders; Waiver. Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice of any event to Holders of Securities by the Company, the Guarantor or the Trustee, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, by electronic mail with a portable document format (.PDF) attached or by facsimile to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities to which notice is given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause. In case any provision in this Indenture or in any Security, any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law. This Indenture, the Securities and, if issued, the Guarantees, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

SECTION 113. Submission to Jurisdiction. The Company and, if any Guarantees are issued and, the Guarantor, each hereby irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in The City of New York in any action or proceeding arising out of or relating to the Indenture, the Securities of any series or, with respect to the Guarantor, the Guarantees, and the Company and the Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Company and the Guarantor hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

SECTION 114. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, EACH HOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 115. USA PATRIOT Act. The parties acknowledge that, in accordance with Section 326 of the USA PATRIOT Act (or any analogous provision in any successor legislation thereto), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Company and the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its reasonable request from time to time, such identifying information and documentation as may be reasonably available for such party in order to enable the Trustee to comply with the requirements of the USA PATRIOT Act.

ARTICLE TWO

SECURITIES FORMS

SECTION 201. Forms of Securities. The Initial Notes shall be substantially in the form of Exhibit A hereto. The Securities of each other series, if any, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, and the Guarantees, if any, to be endorsed thereon shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution of the Company or, in the case of the Guarantees, the Guarantor, in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company or the Guarantor, as the case may be, may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

The definitive Securities, including the Guarantees, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or Guarantees, as evidenced by their execution of such Securities or Guarantees.

SECTION 202. Form of Trustee’s Certificate of Authentication. Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas,
as Trustee

By:

Authorized Officer

Dated:

SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such Person or

Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.

Notwithstanding the provisions of Section 201 and Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities shall rank equally and pari passu and may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1) the title of the Securities of the series including CUSIP numbers (which shall distinguish the Securities of such series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 315, 906, 1107 or 1405) and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue or the method by which any such date or dates shall be determined, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date, if any, for any interest payable on any Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which such interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company or, if applicable, the Guarantor in respect of the Securities of the series and this Indenture may be served;

(6) the period or periods within which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which Securities, of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Securities of the series shall be issuable;

(9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502, upon redemption of the Securities of the series which are redeemable before their Stated Maturity, upon surrender for repayment at the option of the Holder, or which the Trustee shall be entitled to claim pursuant to Section 504 or the method by which such portion shall be determined;

(11) if other than Dollar, the Currency or Currencies in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(12) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13) whether the principal of (or premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in one or more Currencies, other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Securities are denominated or stated to be payable and the Currency or Currencies in which such Securities are to be paid, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(14) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1009) of the Company or, if applicable, the Guarantor with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305;

(17) the date as of which any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest, the manner in which any interest on any Security of the series shall be payable, the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304; and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

(19) the applicability, if any, of Sections 1502 and/or 1503 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fifteen;

(20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21) whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 1007 on the Securities of the series to any Holder who is a non-United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(22) the designation of the initial Exchange Rate Agent, if any;

(23) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(24) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(25) if Securities of or within the series are to be guaranteed by the Guarantor and any modification of the terms of the Guarantees as set forth in Article Thirteen; and

(26) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture or the requirements of the Trust Indenture Act) at which the Securities will be issued and any modification of the definitions set forth herein.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above (subject to Section 303) and set forth in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Securities of such series.

With respect to Securities of a series offered in a Periodic Offering, the Board Resolution (or action taken pursuant thereto), Officer’s Certificate or supplemental indenture referred to above may provide general terms or parameter for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 303.

SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or its President or one of its Executive Vice Presidents or Vice Presidents or by its Treasurer or one of its Assistant Treasurers, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company and (if Securities of such series were specified as contemplated by Section 301 to be guaranteed by the Guarantor) having endorsed thereon Guarantees duly executed by the Guarantor, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be physical delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon an Opinion of Counsel stating,

(a) that the form or forms of such Securities and any such Guarantees to be endorsed thereon have been established in conformity with the provisions of this Indenture;

(b) that the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering, will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(c) that such Securities, together with any Guarantees endorsed thereon, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and such Guarantees.

If such form or terms have been so established, the Trustee shall not be required to authenticate and deliver such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities or as to the authorization by the Guarantor of any Guarantee endorsed thereon, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 201 and 301 and this Section, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication.

No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. The delivery of any Security by the Trustee after the authentication thereof hereunder shall constitute due delivery of any Guarantee endorsed thereon on behalf of the Guarantor. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantor substantially of the tenor of the definitive Guarantees, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or Guarantees may determine, as conclusively evidenced by their execution of such Securities or Guarantees, as the case may be.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations, having, if applicable, endorsed thereon Guarantees duly executed by the Guarantor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(b) Unless otherwise provided in or pursuant to a Board Resolution, this Section 304(b) shall govern the exchange of temporary Securities issued in global form. If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the “Common Depositary”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct) in accordance with the Applicable Procedures.

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security or upon the expiration of the Restricted Period, as applicable (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantor, executed by the Company. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, or to the Security Registrar, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantor. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in registered form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit B-2 hereto or in such other form as may be established pursuant to Section 301.

Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantor, following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B-1 hereto (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee or the applicable Paying Agent of a certificate or certificates in the form set forth in Exhibit B-2 hereto (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit B-1 hereto (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee or the applicable Paying Agent immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

SECTION 305. Registration, Transfer and Exchange of Global Notes. The Company shall maintain (i) an office or agency in the Borough of Manhattan, City of New York, the State of New York where Notes may be presented for registration of transfer or for exchange (“Security Registrar”) and (ii) a Paying Agent in the Borough of Manhattan, the City of New York, the State of New York where Notes may be presented for payment. The Security Registrar shall maintain a register reflecting ownership of the Securities outstanding from time to time (“Security Register”) and shall make payments on and facilitate transfer of Notes on behalf of the Company. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Security Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agents. The Company initially appoints the Trustee as (i) Security Registrar and Paying Agent and (ii) the Custodian with respect to the Global Notes. The Company may change the Paying Agents or the Security Registrars without prior notice to the Holders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as a Paying Agent or a Security Registrar. All Agents not appointed under this Indenture shall be appointed pursuant to agency agreements among the Company, the Trustee and the Agent, as applicable. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 305, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (B) in the case of any Global Note, there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depositary has requested the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in (A) or (B) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 306. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 305 or pursuant to Section 306, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (A) or (B) above and pursuant to Section 305(c). A Global Note may not be exchanged for another Note other than as provided in this Section 305(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 305(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 305(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 305(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 305(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 305(b)(ii) and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if the exchange or transfer complies with the requirements of Section 305(b)(ii) and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 305(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 305(b)(iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged for Definitive Notes only pursuant to this clause (c).

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 305(a), subject to satisfaction of the conditions set forth in Section 305(b)(ii) and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof, or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 305(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered in the Security Register. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 305(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 305(c)(i)(A) and (C), a beneficial interest in a Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in clause (A) or (B) of Section 305(a) and satisfaction of the conditions set forth in Section 305(b)(ii) and if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (A) or (B) of Section 305(a) and satisfaction of the conditions set forth in Section 305(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 305(g), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 305(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged for beneficial interests in Restricted Global Notes only pursuant to this clause (d).

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Security Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 305(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 305(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged for Definitive Notes only pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 305(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Security Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. Unless and until a Security is exchanged for an Exchange Note or sold pursuant to an effective Shelf Registration Statement pursuant to the Registration Rights Agreement, the following legends in substantially the form set forth below shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 305 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 310 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 310. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 303 or at the Security Registrar’s request.

(ii) The Security Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.

(iii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Holders shall pay all taxes due on transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer in accordance with this Indenture).

(iv) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) The Company shall not be required (A) to issue, register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed, (B) to transfer or exchange any Note selected for redemption, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(viii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 305, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 305.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions having, if applicable, endorsed thereon Guarantees duly executed by the Guarantor, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor (if related Guarantees are issued) and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and principal amount, containing identical terms and provisions, having, if applicable, endorsed thereon Guarantees duly executed by the Guarantor and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with any Guarantees endorsed thereon duly executed by the Guarantor, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and, if applicable, the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and any Guarantees endorsed thereon duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved; Optional Interest Reset. (a) Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of any U.S. Depositary, and/or to each of Euroclear and Clearstream with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting such U.S. Depositary and/or each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Holders of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such

Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Optional Extension of Maturity. The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate, if any, provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 309. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor (if a Guarantee is endorsed on such Security), the Trustee and any agent of the Company, the Guarantor (if a Guarantee is endorsed on such Security), or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantor (if a Guarantee is endorsed on such Security), the Trustee nor any agent of the Company, the Guarantor (if a Guarantee is endorsed on such Security), or the Trustee shall be affected by notice to the contrary.

None of the Company, the Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global temporary or permanent Security, nothing herein shall prevent the Company, the Guarantor, the Trustee, or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Common Depositary or a U.S. Depositary, as the case may be, or impair, as between a Common Depositary or a U.S. Depositary and Holders of beneficial interests in such temporary or permanent global Security, the operation of customary practices governing the exercise of the rights of the Common Depositary or the U.S. Depositary as Holder of such temporary or permanent global Security.

SECTION 310. Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by the Trustee. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor, as the case may be, may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company or the Guarantor shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities held by the Trustee shall be destroyed by the Trustee and, upon written request by the Company, the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

SECTION 311. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 312. Currency and Manner of Payments in Respect of Securities. (a) Unless otherwise specified with respect to any Securities pursuant to Section 301, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the Currency in which such Security is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

(b) It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Securities a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fifteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Security who shall not have delivered any such election to the Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a). The Trustee for each such series of Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c) Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Securities as to which the Holders of Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency or Currencies payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency or Currencies amount receivable by Holders of Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e) Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 312.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h) For purposes of this Section 312, the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

An “Election Date” shall mean the Regular Record Date for the applicable series of Securities or at least 16 days prior to Maturity, as the case may be, or such other prior date for any series of Securities as specified pursuant to clause 13 of Section 301 by which the written election referred to in Section 312(b) may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 313. Appointment and Resignation of Successor Exchange Rate Agent. (a) Unless otherwise specified pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Foreign Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

(b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series) and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency.

SECTION 314. CUSIP Numbers. The Company in issuing the Securities of any series may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the respective “CUSIP,” “CINS” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee as promptly as practicable in writing of any change in the CUSIP, CINS or ISIN numbers of any Securities.

SECTION 315. Exchange Notes. (a) When a Registered Security is presented to the Trustee with a request to register the exchange of such Registered Security for an equal principal amount of Exchange Notes, and subject to compliance with Section 303 and Section 315(b), the Trustee shall authenticate and deliver such Exchange Notes without further action by the Company upon (i) cancellation of an equal principal amount of Restricted Securities tendered in exchange, (ii) receipt by the Trustee of a Company Order specifying (A) the amount of the Exchange Notes to be authenticated and the date on which the Exchange Notes are to be authenticated, (B) whether the Exchange Notes are to be issued as one or more Unrestricted Global Notes or as Unrestricted Definitive Notes and (C) other information the Company may determine to include or the Trustee may reasonably request and (iii) the execution by the Company of the Exchanges Notes and, if applicable, the execution by the Guarantor of any Guarantees thereon, at the Trustee’s request.

(b) No exchange of Restricted Securities for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and the exchange offer thereunder shall have been consummated, as certified by the Company to the Trustee in a Company Order, and any Restricted Securities that are tendered in exchange for Exchange Notes shall be cancelled by the Trustee.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture. Except as set forth below, this Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto, any surviving rights of tender for repayment at the option of the Holders and any right to receive Additional Amounts, as provided in Section 1007), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company or the Guarantor, as the case may be, and thereafter repaid to the Company or the Guarantor, as the case may be, or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, solely for the benefit of the Holders, an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has irrevocably paid or caused to be irrevocably paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any termination of this Indenture.

SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with or received by the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default. “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or is specifically deleted or modified in or pursuant to the supplemental indenture or a Board Resolution establishing such series of Securities or is in the form of Security for such series:

(1) default in the payment of any interest on any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series when due and payable, at its Maturity, upon acceleration, redemption or otherwise; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or, if Guarantees are issued, the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or, if Guarantees are issued, the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or, if Guarantees are issued, the Guarantor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or, if Guarantees are issued, the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(5) the commencement by the Company or, if Guarantees are issued, the Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or, if Guarantees are issued, the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or, if Guarantees are issued, the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or, if Guarantees are issued, the Guarantor in furtherance of any such action; or

(6) any other Event of Default provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 501(4) or (5)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may, and the Trustee at the request of such Holders shall, declare immediately due and payable, by a notice in writing to the Company and, if applicable, the Guarantor (and to the Trustee if given by Holders) the unpaid principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of (and premium, if any) and accrued interest in respect of each Security then Outstanding in that series (the “Default Amount”). Upon any such declaration, the Default Amount shall become immediately due and payable on all Outstanding Securities of that series. Notwithstanding any other provision of this Section 502, if an Event of Default specified in Section 501(4) or (5) occurs then, the Default Amount on the Securities then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor, if applicable, and the Trustee may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (or premium, if any, on) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity, then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Securities of such series, the whole amount then due and payable on such Securities of that series for principal (and premium, if any) and interest, if any, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor (if any related Guarantees are issued) or any other obligor upon Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor (if any related Guarantees are issued) or any other obligor upon Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor (if any related Guarantees are issued) or any other obligor upon the Securities of a series or the property of the Company, the Guarantor (if any related Guarantees are issued) or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or, if applicable, the Guarantor for the payment of any overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (or in the case of Original Issue Discount Securities, such portion of the principal as may be provided in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, their agents and counsel, and any other amounts due the Trustee under Section 606.

Subject to Article Eight and Section 902 and unless otherwise provided as contemplated by Section 301, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 606;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person or Persons designated in writing by the Company or as a court of competent jurisdiction may direct in a final non-appealable judgment.

SECTION 507. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee an indemnity, reasonably satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of the Holders on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the

Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

SECTION 512. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee may refuse to follow any direction which, in the opinion of the Trustee, is unduly prejudicial to other Holders of Securities of such series not consenting or would subject the Trustee to personal liability.

SECTION 513. Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to Securities of such series and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

(2) in respect of a provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided further that in the case of any Default with respect to the Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(1) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original, facsimile or electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2) Any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Guarantor Request or Guarantor Order, as the case may be (other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein), and any resolution of the Board of Directors of the Company or the Guarantor may be sufficiently evidenced by a Board Resolution.

(3) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officer’s Certificate.

(4) The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee in good faith shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company or, if any Guarantees are issued, the Guarantor, personally or by agent or attorney.

(7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 101, 104 and 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(i) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, including any Guarantees endorsed thereon, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 604. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or the Guarantor, as the case may be.

SECTION 606. Compensation and Reimbursement and Indemnification of Trustee. The Company and the Guarantor, jointly and severally agree:

(1) To pay to the Trustee or any predecessor Trustee from time to time such reasonable compensation for all services rendered by it hereunder as has been agreed upon from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2) Except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee or such predecessor Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense or disbursement as may be determined to have been caused by its own negligence or willful misconduct.

(3) To indemnify each of the Trustee or any predecessor Trustee and its respective officers, directors, employees, agents and affiliates for, and to hold it harmless against, any claims, loss, liability or expense incurred without negligence or willful misconduct on its own part, as determined by a final non-appealable judgment of a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture or the removal or resignation of the Trustee.

SECTION 607. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) Subject to Section 609(a), the Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and, if applicable, the Guarantor.

(c) The Trustee may be removed at any time with respect to the Securities of any series by (i) the Company, by an Officer’s Certificate delivered to the Trustee, provided that contemporaneously therewith (x) the Company immediately appoints a successor Trustee with respect to the Securities of such series meeting the requirements of Section 607 and (y) the terms of Section 610 are complied with in respect of such appointment (the Trustee being removed hereby agreeing to execute the instrument contemplated by Section 610(b), if applicable, under such circumstances) and provided further that no Default with respect to such Securities shall have occurred and then be continuing at such time, or (ii) Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee, the Company and, if applicable, the Guarantor.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or the Guarantor or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company, the Guarantor or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to an Officer’s Certificate may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of a notice of resignation or the delivery of an Act of removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution or Officer’s Certificate, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(g) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company, the Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, the Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, if applicable, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definition of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company and, if applicable, the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the

Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents (which may be an Affiliate or Affiliates of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 301, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Company may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Trustee for such series. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Company may appoint a successor Authenticating Agent and shall promptly give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas,
as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an Authenticating Agent (which, if so requested by the Company, shall be an Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY

TRUSTEE, COMPANY AND GUARANTOR

SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar nor any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 which meets the requirements of TIA Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission, with the Company and the Guarantor. The Company will promptly notify the Trustee of the listing or delisting of the Securities on any stock exchange.

SECTION 704. Reports by Company and Guarantor. The Company and, so long as any Securities in respect of which Guarantees have been issued are Outstanding, the Guarantor, will:

(a) file with the Trustee, within 15 days after the Company or the Guarantor, as the case may be, files the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system within the applicable period specified above; and provided further that the Trustee shall have no responsibility to determine whether any such filings with the Commission have occurred.

The Company shall transmit by mail to any Holder of Securities, upon written request by such Holder, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or the Guarantor, as the case may be, pursuant to paragraphs (a) and (b) of this Section.

Any such reports delivered or filed by the Company or the Guarantor with the Trustee shall be considered for informational purposes only and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 705. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company and Guarantor May Consolidate, etc. Only on Certain Terms. Neither the Company nor the Guarantor may consolidate or merge with or into another corporation, or sell or convey all or substantially all of their respective property and assets to another Person unless: (i) immediately after such consolidation, merger, sale or conveyance no Event of Default or Default shall have occurred and be continuing; (ii) the surviving Person in such consolidation or merger (if other than the Company or the Guarantor, as the case may be) or person to whom such property and assets are sold or conveyed (if other than the Company or the Guarantor, as the case may be) is a corporation organized under the laws of the United States or any state thereof, and such Person (if other than the Company or the Guarantor, as the case may be) through a supplemental indenture assumes payment of the principal of (premium, if any, on) and interest on, the Outstanding Securities of the applicable series and the performance and observance of all the covenants and conditions of the Indenture with respect to the Company or the Guarantor, as the case may be, (iii) the Company or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or conveyance and such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such consolidation, merger, sale or conveyance have been complied with. The Company and/or the Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of its property and assets to any Subsidiary. For purposes of this Section, “sell or convey all or substantially all of its property and assets” shall mean property and assets contributing in the aggregate at least 80% of the Company’s total consolidated revenues as reported in the Company’s last available periodic financial report (quarterly or annual, as the case may be) filed with the Commission.

SECTION 802. Successor Person Substituted. Upon any consolidation by the Company or the Guarantor with or merger by the Company or the Guarantor into any other corporation or any sale or conveyance of all or substantially all of the property and assets of the Company or the Guarantor to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and in the event of any such sale or conveyance, the Company or the Guarantor, as the case may be (which term shall for this purpose mean the Person named as the “Company” or the “Guarantor” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), shall be discharged of all obligations and covenants under this Indenture and the Securities, or the Guarantees, as the case may be, and may be dissolved or liquidated.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders. Unless otherwise specified in Section 902, without notice to or the consent of any Holders of Securities, the Company and, if applicable, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities and the Guarantees in accordance with Article Eight; or

(2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(4) [Reserved]; or

(5) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6) to secure the Securities pursuant to the requirements of Section 801 or 1006, or otherwise; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company); or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(9) to cure any ambiguity, omission, mistake, defect or inconsistency or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other changes to the provisions of this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(10) to conform the text of this Indenture, Securities or Guarantees to any provision of the “Description of the Senior Notes” or similar section in the offering memorandum, prospectus or other offering document which describes the terms of this Indenture, such Securities or such Guarantees based upon an Officer’s Certificate delivered to the Trustee stating that such provision was intended to be a substantially verbatim recitation of this Indenture, such Securities or such Guarantees; or

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of any Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in such Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer such Notes; or

(12) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1502 and 1503; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(13) to modify or amend any provisions of this Indenture in such a manner to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act.

SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, and the Trustee, the Company and, if applicable, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby:

(1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security; or the terms of any sinking fund with respect to any Security; or reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon the redemption thereof, or repayment thereof at the option of the Holder, or change any obligation of the Company to pay Additional Amounts as contemplated by Section 1007 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or upon the redemption thereof or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the Repayment Date), or modify the provisions of this Indenture with respect to the mandatory redemption of Securities or repayment of the Securities at the option of the Holder in a manner adverse to any Holder of any Securities, or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein,

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 610(b) and 901(7), or

(4) reduce the terms and conditions of any obligations of the Guarantor in respect of the due and punctual payment of the principal thereof and premium, if any, and interest, if any, thereon. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the valid and binding obligation of the Company and the Guarantor. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and, if applicable, the Guarantor, to any such supplemental indenture may be prepared and executed by the Company having, if applicable, Guarantees endorsed thereon and executed by the Guarantor, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if Any, and Interest. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay, prior to 11:00 a.m. New York time, in the Currency or Currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series), the principal of (and premium, if any, on) and any interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served, which agency initially shall be Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, MS: NYC60-1630, New York, New York 10005, Attention: Corporates Team Deal Manager – CBS Corporation.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the Holders of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in the Borough of Manhattan, The City of New York and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003. Money for Security Payments to Be Held in Trust. If the Company or the Guarantor shall at any time act as a Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of (and premium, if any, on) or any interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (in the Currency or Currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series)) sufficient to pay the principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any, on) or any interest on any Securities of that series, deposit with a Paying Agent a sum (in the Currency or Currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series)) sufficient to pay the principal (and premium, if any) or any interest so becoming due, such sum of money to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums of money for the payment of the principal of (and premium, if any, on) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums of money shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal of (and premium, if any) or interest on the Securities of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums of money held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, look only to the Company and, if applicable, the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money held in trust, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Corporate Existence. Subject to Article Eight, the Company and, so long as any Securities in respect of which Guarantees have been issued are Outstanding, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business.

SECTION 1005. Maintenance of Principal Properties. The Company will cause all Principal Properties used or useful in the conduct of its business or the business of the Guarantor or a Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties or prevent or restrict the sale, abandonment or other disposition of any of such properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

SECTION 1006. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

SECTION 1007. Additional Amounts. If Securities of a series provide for the payment of additional amounts to any Holder who is a non-United States Person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such series such Additional Amounts as may be so provided by Section 301. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest on, or in respect of, any Security of a series or the net proceeds received on the sale or exchange of a Security of a series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any, on) or interest on the Securities of that series shall be made to Holders of Securities of that series who are non-United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section or in the event the Trustee shall not withhold or deduct any sums as a result of the non-receipt of an Officer’s Certificate pursuant to this Section.

SECTION 1008. Compliance Certificate. (a) The Company and, so long as any Securities in respect of which Guarantees have been issued are Outstanding, the Guarantor, each shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company or the Guarantor, as the case may be, ending after the date hereof so long as any Security is Outstanding hereunder, an Officer’s Certificate, stating that in the course of the performance by the signatory of his or her duties as such Officer of the Company or the Guarantor, as the case may be, they would normally obtain knowledge of any Default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, and stating whether or not they have obtained knowledge of any such Default existing on the date of such statement and, if so, specifying each such Default of which the signatory has knowledge and the nature thereof.

(b) The Company will, so long as any of the Securities of any series are Outstanding, deliver to the Trustee, as promptly as practicable upon any Officer listed in (a) above becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officer’s Certificate specifying such Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto and the status thereof.

SECTION 1009. Waiver of Certain Covenants. With respect to the Securities of any series, the Company and the Guarantor may omit in any particular instance to comply with any covenant or condition specified pursuant to Section 301 as being subject to this Section 1009, if, before the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1010. Limitations on Liens. The Company shall not create, assume or suffer to exist any Lien on any of its property or assets, without securing the Securities of any applicable series equally and ratably with (or prior to) such secured Indebtedness; provided, however, that the foregoing shall apply only to Liens which in the aggregate exceed 15% of the Company’s total consolidated assets as of the end of the Company’s most recent accounting period preceding the creation or assumption of any such Lien (reduced by any Attributable Debt with respect to any Sale and Leaseback Transaction permitted under Section 1011 below). This restriction will not apply to Capitalized Leases or to Indebtedness secured by (a) Liens existing on the date the Securities are issued, as applicable, and Liens on property of, or Indebtedness of, any Person at the time such Person becomes a Subsidiary (whether by acquisition or otherwise, including through merger or consolidation), (b) Liens in favor of the Company or a Subsidiary of the Company, (c) Liens existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and purchase money Liens, and (d) any extension, renewal or refunding of any Lien referred to in the foregoing clauses (a) through (c), inclusive.

SECTION 1011. Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless (a) such Sale and Leaseback Transaction involves a lease for a term of not more than three years; (b) such Sale and Leaseback Transaction is between the Company and a Subsidiary of the Company or between Subsidiaries of the Company; (c) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on such Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the first sentence of the “Limitations on Liens” covenant in Section 1010 above without equally and ratably securing the Securities of any applicable series pursuant to such covenant; (d) the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of the Company) and the Company applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Leaseback Transaction within 180 days of such sale to either (or a combination) of (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Subsidiary of the Company that matures more than 12 months after its creation (other than debt that is subordinated to the Securities or debt to the Company or a Subsidiary of the Company) or (ii) the purchase, construction or development of other comparable property; or (e) such Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition by the Company or such Restricted Subsidiary, as the case may be, of the Principal Property subject to such Sale and Leaseback Transaction.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by an Officer’s Certificate. In case of any redemption at the election of the Company the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed, and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities of any series (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and in accordance with DTC’s applicable procedures; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are then listed, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1104. Notice of Redemption. Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided in Section 106, not less than 15 days nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

For Securities registered with DTC, and in accordance with DTC’s applicable procedures, any notice that is mailed to the Holders in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the Place or Places of Payment where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) that the redemption is for a sinking fund, if such is the case,

(8) [Reserved],

(9) [Reserved], and

(10) the CUSIP number of such Security, if any.

A notice of redemption published as contemplated by Section 106 need not identify particular Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request along with provision of such notice information, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003)) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company and, if applicable, the Guarantor shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, that, unless otherwise specified as contemplated by Section 301, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

SECTION 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and in the case of physical Securities the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, with, if applicable, Guarantees endorsed thereon duly executed by the Guarantor. If a temporary global Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or permanent global Security, respectively. However, if less than all the Securities of any series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. Subject to Section 1203, the Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series to the Trustee (other than any previously called for redemption or presented for repayment at the option of the Holder) and (2) apply as a credit Securities of such series which have been previously purchased or otherwise acquired or redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such

Securities, as provided for by the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.

ARTICLE THIRTEEN

GUARANTEES

SECTION 1301. Guarantees. If Securities of or within a series are specified, as contemplated by Section 301, to be guaranteed by the Guarantor, then the Guarantor hereby fully and unconditionally guarantees to each Holder of any such Security which is authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of any such Security), if any, on each such Security, and the due and punctual payment of any sinking fund payment (or analogous obligation), if any, provided for with respect to any such Security, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture, including, without limitation, the payment of any Additional Amounts, if any, provided for with respect to any such Security as described under Section 1007 hereof (the “Guarantor Obligations”). In case of the failure of the Company or any successor thereto punctually to pay any such principal, premium, interest or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Company.

The Guarantor hereby agrees that its Guarantor Obligations hereunder shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of any such Security or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantees will not be discharged except by complete performance of its obligations contained in any such Security and in this Guarantee.

If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

The Guarantor shall be subrogated to all rights of the Holders of the Securities of a series against the Company in respect of any amounts paid by the Guarantor on account of such Securities or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all Securities of such series shall have been indefeasibly paid in full.

SECTION 1302. Execution and Delivery of Guarantees. To evidence its Guarantees with respect to Securities of or within any series that are specified, as contemplated by Section 301, to be guaranteed by the Guarantor, the Guarantor hereby agrees to execute the Guarantees, in a form established pursuant to Section 201, to be endorsed on each Security of such series authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of the Guarantor by its Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Financial Officer, or its President, or one of its Executive Vice Presidents or Vice Presidents, or by its Treasurer or one of its Assistant Treasurers and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Guarantees may be manual or facsimile.

Guarantees bearing the manual or facsimile signatures of the individuals who were the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities upon which such Guarantees are endorsed or did not hold such offices at the date of such Securities.

The delivery of any Securities by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantor. The Guarantor hereby agrees that its Guarantees set forth in this Article Thirteen shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

SECTION 1303. Limitation of Guarantor’s Liability. The Guarantor, and by its acceptance of a Security each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Guarantor Obligations, if any, in respect of the Securities of any series would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the Guarantor under its Guarantees in respect of the Securities of such series shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

ARTICLE FOURTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1401. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

SECTION 1402. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 1403. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire Repayment Price of such Security is to be repaid in accordance with the terms of such Security, the portion of the Repayment Price of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of such Security surrendered that is not to be repaid, must be specified. Any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 1404. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company and, if applicable, the Guarantor shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the Repayment Price of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, unless otherwise specified as contemplated by Section 301, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such in the Security Register at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security surrendered for repayment shall not be so repaid upon surrender thereof, the Repayment Price shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

SECTION 1405. Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, and of like tenor, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid, with, if applicable, Guarantees endorsed thereon duly executed by the Guarantor. If a temporary global Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or a new permanent global Security, respectively.

ARTICLE FIFTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1501. Company’s Option to Effect Defeasance or Covenant Defeasance. If pursuant to Section 301 provision is made for either or both of (a) defeasance of the Securities of a series under Section 1502 or (b) covenant defeasance of the Securities of a series under Section 1503, then the provisions of such Section 1502 or Section 1503, as the case may be, together with Sections 1504, 1505 and 1506, shall be applicable to the Securities of such series, and the Company may, at its option by Officer’s Certificate, at any time, with respect to the Securities of such series, elect to have either Section 1502 (if applicable) or Section 1503 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Fifteen.

SECTION 1502. Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series and subject to Sections 1505 and 1506, the Company and the Guarantor shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1505 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities of such securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company’s obligations and, to the extent applicable, the Guarantor’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1007, and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article Fifteen. Subject to compliance with this Article Fifteen, the Company may exercise its option under this Section 1502 notwithstanding the prior exercise of its option under Section 1503 with respect to such Securities. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

SECTION 1503. Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantor shall each be released from its obligations under any Section(s) of this Indenture applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities of such series, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 1503.

SECTION 1504. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions precedent or, as specifically noted below, subsequent, to application of either Section 1502 or Section 1503 to any Outstanding Securities of or within a series:

(1) The Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fifteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for the benefit of, and dedicated solely to, the Holders of such Securities, (A) Dollars in an amount, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (or other qualifying trustee), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) each installment of principal of (and premium, if any, on) and interest on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture, the Securities of such series, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the due dates thereof. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as paragraphs (4) and (5) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in TIA Section 310(b) or otherwise for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(5) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

(6) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(7) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(8) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed in connection therewith pursuant to Section 301.

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 1502 or the covenant defeasance under Section 1503 (as the case may be) have been complied with.

SECTION 1505. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee-collectively for purposes of this Section 1505, the “Trustee”) pursuant to Section 1504 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or the Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof.

Anything in this Article Fifteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1506. Reinstatement. Anything herein to the contrary notwithstanding, if and to the extent the deposited money or Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee or any Paying Agent in accordance with Section 1505 because of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or (ii) are for any reason insufficient in amount, then (x) the Company’s and the Guarantor’s obligations, if any, to pay principal of and any premium and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment and (y) in the case of a covenant defeasance under Section 1503, the Company’s and the Guarantor’s obligations, if any, under any Sections applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision shall be reinstated unless and until all deficiencies on any due date for payment are covered. In any case specified in clause (i), the Company’s interest in the deposited money and Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

ARTICLE SIXTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1601. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any and all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1602. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1601, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 33 1/3% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1601, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 1603. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel and any representatives of the Guarantor and its counsel.

SECTION 1604. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1602(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to the first paragraph of Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the first paragraph of the proviso to Section 902, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be made, given or taken by the Holders of not less than a specified percentage, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1604, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the Outstanding Securities of such series that vote in favor of such consent, waiver, request, demand, notice, authorization, direction or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 1605. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1602(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting of the Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1602 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 1606. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1602 and, if applicable, Section 1604. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

* * * * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

CBS CORPORATION,
as Issuer

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: Chief Operating Officer

Attest:

By:	/s/ Matthew D. Morgeson
Name: Matthew D. Morgeson
Title: Assistant Secretary

CBS OPERATIONS INC.,
as Guarantor

By:	/s/ Joseph R. Ianniello
Name: Joseph R. Ianniello
Title: Chief Operating Officer

Attest:

By:	/s/ Matthew D. Morgeson
Name: Matthew D. Morgeson
Title: Assistant Secretary

[Signatures continue on next page]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President

EXHIBIT A

FORM OF INITIAL NOTE

[Insert the Global Note Legend]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

This Security is a global Security within the meaning of the Indenture (as defined below) and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until this certificate is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture applicable to such exchange, this certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

[RULE 144A][REGULATION S] GLOBAL NOTE

CBS CORPORATION

[•]% Senior Notes due 20[•]

Unconditionally guaranteed as to payment of

principal of and interest by

CBS OPERATIONS INC.

(a wholly owned subsidiary of CBS Corporation)

No.	$
CUSIP: [•]
ISIN: [•]

CBS Corporation, a Delaware corporation (herein called the “Issuer” or the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $                 on [•], 20[•] at the office or agency of the Company referred to below, and to pay interest thereon on [•], 20[•] and semiannually in arrears thereafter, on [•] and [•] of each year (each, an “Interest Payment Date”), from [•], 20[•], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of [•]% per annum, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [•] or [•], as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on this Security may at the Company’s option be paid by check to the payee or in immediately available funds by transfer to an account maintained by the payee located in the United States.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment. For purposes of this Security, “Business Day” means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.

General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), unlimited in aggregate principal amount, issued and to be issued in one or more series under the Indenture, dated as of November 16, 2017, among the Company, CBS Operations Inc. (the “Guarantor”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (as supplemented or amended from time to time, the “Indenture”), to which Indenture and the respective resolutions of the Company’s board of directors or resolutions pursuant to the authority of the board of directors, an Officer’s Certificate and/or indentures supplemental thereto, as the case may be, reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as [•]% Senior Notes due 20[•], limited in aggregate principal amount as of the date hereof to $[•].

Authorized Denominations. The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000.

Book-Entry Security. This Security is a “book-entry” Security and is being registered in the name of Cede & Co., as nominee of DTC. Subject to the terms of the Indenture, this Security will be held by DTC or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of DTC or its nominee in minimum denominations of $2,000 and in integral multiples of $1,000. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, upon the maturity of this Security, the principal, together with accrued interest thereon, will be paid in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations provided in the Indenture.

Registration Rights. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of November 16, 2017, among the Company, the Guarantor and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the Initial Purchasers, pursuant to which the Company is obligated to pay Additional Interest upon the occurrence of certain events specified in the Registration Rights Agreement. The Company shall make any payments of Additional Interest in accordance with the provisions set forth herein for the payment of regular interest.

Event of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Redemption and Maturity. The Securities of this series are not subject to any sinking fund and are subject to redemption prior to maturity as set forth below.

Optional Redemption. Commencing on [•], 20[•] (the “Par Call Date”), the Securities of this series may be redeemed, at the option of the Company, in whole or in part, at any time and from time to time on not less than 15 nor more than 45 days’ prior notice, at a Redemption Price equal to the sum of 100% of the principal amount redeemed and any accrued and unpaid interest to the Redemption Date. Prior to the Par Call Date, the Securities of this series may be redeemed, at the option of the Company, in whole or in part, at any time and from time to time on not less than 15 nor more than 45 days’ prior notice, at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of the Securities to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, assuming such Securities matured on the Par Call Date, from the Redemption Date to the Par Call Date (exclusive of any interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus [•] basis points;

plus, in each case, any interest accrued but not paid on the Securities to be redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on applicable Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Regular Record Date. In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term (the “Remaining Life”) of the Securities to be redeemed, assuming such Securities matured on the Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to:

(a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or

(b) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date by the Reference Treasury Dealer.

In the case of any partial redemption, selection of the Securities of this series for redemption will be made by the Trustee in compliance with the requirements of the principal U.S. national securities exchange, if any, on which the Securities of this series are listed or, if they are not listed on a U.S. national securities exchange, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate.

Offers to Repurchase. Upon the occurrence of a Change of Control Repurchase Event (as defined below) in respect of the Securities of this series, unless the Company has exercised its right to redeem the Securities of this series as described under “Optional Redemption,” each Holder will have the right to require that the Company repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities of this series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

(a) Within 30 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of such Change of Control, the Company shall send, or cause the Trustee to send, by first class mail, a notice to each Holder, with a copy to the Trustee stating:

(i) that a Change of Control Change Repurchase Event has occurred or may occur and that such Holder has the right to require the Company to repurchase such Holder’s Securities of this series at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase;

(ii) the repurchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as required by law) (the “Change of Control Repurchase Event Payment Date”);

(iii) the procedures determined by the Company that a Holder must follow in order to have its Securities of this series purchased;

(iv) the purchase price (including the amount of accrued and unpaid interest, if any) for each Security and the date on which the Change of Control Offer expires;

(v) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repurchase Event Payment Date; and

(vi) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event.

If such notice is mailed prior to the date of consummation of the Change of Control, the notice shall also state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Repurchase Event Payment Date.

(b) On the Change of Control Repurchase Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities of this series or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the paying agent money, in immediately available funds, sufficient to pay the aggregate purchase price of all Securities of this series or portions thereof properly tendered and accepted and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an officer’s certificate setting forth the aggregate principal amount of the Securities of this series or portions thereof tendered to and accepted for payment by the Company.

The paying agent shall promptly mail or deliver to each Holder of Securities of this series so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to each such Holder a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities of this series not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. Upon the payment of the purchase price for the Securities of this series accepted for repurchase, the Trustee shall cancel the Securities of this series repurchased by the Company. Any monies remaining after the repurchase of all Securities of this series validly tendered pursuant to a Change of Control Offer shall be returned within three (3) Business Days by the paying agent to the Company.

(c) The Company is not required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Security applicable to a Change of Control Offer made by the Company and purchases all Securities of this series properly tendered and not withdrawn under such Change of Control Offer.

(d) The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities of this series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the terms of the Change of Control Repurchase Event provisions of the Securities of this series the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities of this series by virtue thereof.

(e) Definitions.

An “Affiliate” of the Company means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company, or directly or indirectly controlled by a Redstone Family Member.

“Below Investment Grade Rating Event,” with respect to the Securities of this series, means that such Securities become rated below Investment Grade by all of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s subsidiaries, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Affiliates;

(ii) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors;

(iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company, one of the Company’s subsidiaries or Redstone Family Members, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock, and following such transaction or transactions, Redstone Family Members beneficially own less than 50% of the Company’s Voting Stock, in each case, measured by voting power rather than number of shares; or

(iv) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Company’s common stock, following which Redstone Family Members beneficially own, directly or indirectly, more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” in respect of the Securities of this series means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect of the Securities of this series.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who:

(i) was a member of such board of directors on the first date that any of the Securities of this series were issued; or

(ii) was nominated for election or elected to the Company’s board of directors (1) with the approval of Redstone Family Members representing not less than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares, or (2) with the approval of a majority of the Continuing Directors who were members of the Company’s board at the time of such nomination or election.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) (or, in each case, if such Rating Agency ceases to rate the Securities of this series, for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means:

(i) each of Moody’s, S&P and Fitch; and

(ii) if any of Moody’s, S&P or Fitch ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Redstone Family Members” includes only the following persons: (i) Mr. Sumner Redstone; (ii) the estate of Mr. Redstone; (iii) each descendant of Mr. Redstone or spouse or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iv) any spouse or former spouse of Mr. Redstone; (v) each Family Controlled Entity (as defined below); and (vi) the trustees, in their respective capacities as such, of each Family Controlled Trust (as defined below). The term “Family Controlled Entity” means: (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members; (ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests is owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members. The term “Family Controlled Trust” includes certain trusts existing on [•], 20[•] and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered an indemnity reasonably satisfactory, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security will be registered on the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

This Security is a global Security. If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose names such Securities are so registered.

Defined Terms. All terms used in this Security that are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

Unless the certificate of authentication hereon has been duly executed by or on behalf of Deutsche Bank Trust Company Americas, as Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	CBS CORPORATION,
as Issuer

By:
Name:
Title:

Attest:

Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:

Authorized Officer

Dated:

FORM OF

GUARANTEE OF CBS OPERATIONS INC.

FOR VALUE RECEIVED, CBS OPERATIONS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Guarantor,” which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest), if any, on this Security, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of CBS Corporation or any successor thereto (herein called the “Company”) punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of this Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of this Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Security and in this Guarantee.

The Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture referred to in this Security; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of the series of which the Security upon which this Guarantee is endorsed constitutes a part shall have been indefeasibly paid in full.

The Indenture provides that in the event that this Guarantee would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the Guarantor hereunder shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

If the Trustee or the Holder of the Security upon which this Guarantee is endorsed is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of the Security upon which this Guarantee is endorsed, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force

1

and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

All terms used in this Guarantee that are defined in the Indenture and are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed has been signed by the Trustee under the Indenture referred to in this Security.

2

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:	CBS OPERATIONS INC.,
as Guarantor

By:
Name:
Title:

Attest:

Authorized Signature

3

EXHIBIT B

FORMS OF CERTIFICATION

EXHIBIT B-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED

TO OBTAIN INTEREST PAYABLE PRIOR

TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise CBS Corporation or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested facsimile on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$                ] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

B-1-1

Dated:                 , 20

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making
Certification]

(Authorized Signatory)
Name:
Title:

B-1-2

EXHIBIT B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND

CLEARSTREAM IN CONNECTION WITH THE EXCHANGE OF

A PORTION OF A TEMPORARY GLOBAL SECURITY

OR TO OBTAIN INTEREST PAYABLE PRIOR

TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on written certifications that we have received in writing, by tested facsimile or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]                 principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise CBS Corporation or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

B-2-1

Dated: _______________, 20__

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank S.A./N.V., as
Operator of
the Euroclear System]

[Clearstream Banking, société
anonyme]

(Authorized Signatory)
Name:
Title:

B-2-2

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

CBS Corporation

51 W. 52nd Street

New York, New York 10019

Attention: General Counsel

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256 USA

Attention: Transfer Dept.

Email: dwac.processing@db.com

Re:	[__]% Senior Notes due 20[__]

Reference is hereby made to the Indenture, dated as of November 16, 2017 (the “Indenture”), among CBS Corporation, CBS Operations Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[Insert Name of Transferor] (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                      in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of the states of the United States and other jurisdictions.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP/ISIN: ), or

(ii)	☐ Regulation S Global Note (CUSIP/ISIN: ); or

b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP/ISIN: ), or

(ii)	☐ Regulation S Global Note (CUSIP/ISIN: ), or

(iii)	☐ Unrestricted Global Note (CUSIP/ISIN: ); or

b)	☐ a Restricted Definitive Note; or

c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

CBS Corporation

51 W. 52nd Street

New York, New York 10019

Attention: General Counsel

DB Services Americas, Inc.

MS: JCK01-0218

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

DB.Reorg@db.com

Fax: 615-866-3889

Telephone Assistance (877) 843-9767

Re:	[__]% Senior Notes due 20[__]

Reference is hereby made to the Indenture, dated as of November 16, 2017 (the “Indenture”), among CBS Corporation, CBS Operations Inc. and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[Insert Name of Owner] (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

D-1

c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

D-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                 .

[Insert Name of Transferor]

By:
Name:
Title:

D-3